UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2001

OPENWAVE SYSTEMS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-25687	94-3219054

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 Seaport Boulevard
Redwood City, CA 94063
(Address of principal executive offices)

Registrant’s telephone number:
(650) 480-8000

Item 5. Other Events
Item 7. Exhibits
SIGNATURE
EXHIBIT 99.1

Item 5. Other Events

Openwave Systems Inc. (“Openwave”) Announces Option Exchange Program for Employees

     On August 1, 2001, Openwave’s Chief Executive Officer announced that Openwave will implement an option exchange program, whereby employees will be offered the opportunity to exchange stock options previously granted for new options to purchase the same class of shares. The exercise price of the old options will determine the number of shares that will be subject to the new options. Generally, old options with a higher exercise price will be replaced with new options to acquire a lesser number of shares than the surrendered old options. Old options with a lower exercise price will be replaced by new options to acquire up to the same number of shares that were subject to the old option. The new options will be granted between six months and one day and seven months after the date the old options are cancelled. The exercise price of the new options will be the closing market price of Openwave’s common stock on NASDAQ on the grant date of the new options. The exchange offer will not be available to Openwave’s Chief Executive Officer or to the members of its Board of Directors.

     Due to a decline in Openwave’s stock price from previous levels, along with the stock prices of companies in the technology industry in general, Openwave determined that the options covered by the exchange program were no longer adequate to provide (1) a satisfactory incentive to enhance shareholder value or (2) the retentive value needed in today’s employment market.

     The exchange offer will be open for a twenty business day period after the formal offering documents are filed with the Securities and Exchange Commission. Employees may change or withdraw their election to exchange options at any time prior to the end of the offering period. In order to receive new options, an employee must remain employed until the new grant date.

     In addition, the information set forth in the Registrant’s news release dated August 1, 2001 (attached hereto as Exhibit 99.1) is incorporated herein by reference to such news release.

Item 7. Exhibits

Designation of
Exhibit in
This Report	Description of Exhibit

99.1	Openwave news release dated August 1, 2001

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 1, 2001	OPENWAVE SYSTEMS INC.

	By:	/s/ Steve Peters

Steve Peters Vice President, General Counsel, and Secretary

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